Exhibit 3.2

                    BYLAWS OF BARRETT BUSINESS SERVICES, INC.
                        As Amended Through August 9, 2005

                             ARTICLE I. STOCKHOLDERS

            Section 1. Annual Meeting. The Annual Meeting of the stockholders shall be held during the third week of May of each year on the date and time or at such other date and time in May of each year as the board of directors may establish, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The board of directors shall timely establish the annual meeting date and time in conjunction with the notice of meeting requirements of Article I, Section 4, of these Bylaws.

            Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the president or by the board of directors, and shall be called by the secretary upon written request by stockholders entitled to cast 25 percent of all votes entitled to be cast at the meeting stating the purpose of the meeting and the matters proposed to be acted upon at the meeting and upon payment by such stockholders to the corporation of the costs of the notice of the meeting. Notwithstanding the foregoing, a special meeting need not be called by the secretary to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months unless requested by stockholders entitled to cast a majority of all votes entitled to be cast at the meeting.

            Section 3. Place of Meeting. The place of meeting for all annual and special meetings of the stockholders shall be such place within the United States as shall be determined by the board of directors. In the absence of any such determination, all meetings of stockholders shall be held at the principal office of the corporation in the state of Oregon.

            Section 4. Notice of Meeting; Waiver. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting or if otherwise required by law, the purpose or purposes for which the meeting is called, shall be given by the secretary not earlier than 90 nor less than 10 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at or to receive notice of such meeting. If given personally, such notice shall be effective when delivered to the stockholder or when left at the stockholder's residence or usual place of business. If given by mail, such notice shall be effective when deposited in the United States mail, addressed to the stockholder at his or her address as shown in the corporation's current record of stockholders, with postage thereon prepaid. A stockholder entitled to notice of a meeting waives such notice if he or she is present at the meeting in person or by proxy. A written waiver of notice of a meeting signed by a stockholder entitled to such notice, whether before or after the time stated therein, which is filed with the records of stockholders meetings, shall be equivalent to the giving of such notice. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date for the meeting.

            Section 5. Quorum; Manner of Acting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall

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constitute a quorum. If a quorum is present, a majority of all the votes cast at the meeting is sufficient to approve any matter which properly comes before the meeting unless the vote of a greater proportion of all the votes cast or voting by classes is required by the Maryland General Corporation Law or the charter.

            Section 6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise expressly provided in the proxy.

            Section 7. Voting of Shares. Each outstanding share of the corporation's common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the stockholders except that shares owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, shares entitled to cast a majority of all the votes entitled to be cast by all shares of such other corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

            Section 8. Acceptance of Votes. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a stockholder, the corporation shall be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the stockholder.

            If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its stockholder, the corporation shall nevertheless be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the stockholder if:

            a. The stockholder is a corporation, and the name signed purports to be that of the president, a vice-president, or a proxy appointed by either of them or by another person appointed under a bylaw or resolution of the board of directors of such stockholder, a certified copy of which is presented to the corporation.

            b. The stockholder is an entity, other than a corporation, and the name signed purports to be that of an officer or agent of the entity.

            c. The name signed purports to be that of an administrator, executor, guardian, or conservator representing the stockholder.

            d. The name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder.

            e. The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the stockholder.

            f. Two or more persons are the stockholder whether as fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, and the name signed purports to be the name of at least one of the co-owners.

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            The corporation shall be entitled to reject a vote, consent, waiver, or proxy if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the stockholder.

            Section 9. Action Without Meeting. Any action required or permitted by the Maryland General Corporation Law to be taken at a meeting of the stockholders may be taken without a meeting if there are filed with the records of stockholders meetings a consent in writing which sets forth the action so taken signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

                         ARTICLE II. BOARD OF DIRECTORS

            Section  1.  General  Powers.   The  business  and  affairs  of  the
corporation shall be managed under the direction of its board of directors.

            Section 2. Number, Tenure, and Qualifications. The board of directors shall consist of not more than nine persons and not less than three persons, the exact number within such specified limits to be fixed from time to time by resolution of a majority of the entire board, provided that so long as there are less than three stockholders the number of directors may be fixed at less than three but not less than the number of stockholders. Each director shall hold office until the next annual meeting of the stockholders and until his or her successor shall have been elected and qualified unless sooner removed from office as hereinafter provided. Directors need not be residents of the state of Maryland or stockholders of the corporation.

            Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or without the state of Maryland, for the holding of additional regular meetings without other notice than such resolution.

            Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Maryland, as the place for holding any special meeting of the board of directors called by them.

            Section 5. Notice; Waiver. Notice of the date, time, and place of any special meeting shall be given at least 24 hours prior thereto by written notice delivered personally or given by facsimile transmission, e-mail, or other form of electronic transmission, or by mail or private carrier, to each director at his or her business address, facsimile number, or e-mail address, as applicable.

Such notice shall be deemed effective at the earliest of the following: (a) when received, (b) when transmitted by facsimile, e-mail, or other form of electronic transmission, (c) three days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, and (d) on the date shown on the return receipt, if sent by registered

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or certified mail, return receipt  requested,  and the receipt is signed or sent by or on behalf of the director. A director's attendance at, or participation in, a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding of the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A written waiver, or waiver by e-mail or other form of electronic transmission, of notice of a meeting signed by a director entitled to such notice, whether before or after the time stated therein, which specifies the meeting for which notice is waived and which is filed with the records of the meeting shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

            Section 6. Quorum. A majority of the number of directors fixed from time to time pursuant to Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the board of directors, but, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

            Section 7. Manner of Acting. The action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

            Section 8. Vacancies. Any vacancy occurring in the board of directors, except a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, whether or not sufficient to constitute a quorum. A vacancy resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the entire board of directors. Section 9. Presumption of Assent. A director who is present at a meeting of the board of directors when corporate action is taken shall be presumed to have assented to the action taken unless the director announces his or her dissent at the meeting and (a) the director's dissent is entered in the minutes of the meeting; or (b) the director files his or her written dissent with the secretary of the meeting before its adjournment; or (c) the director forwards his or her written dissent within 24 hours after the meeting is adjourned, by registered or certified mail, to the secretary of the meeting or of the corporation. Such right to dissent shall not apply to a director who voted in favor of such action.

            Section 10. Removal of Directors. All or any number of the directors may be removed by the stockholders with or without cause at a meeting expressly called for that purpose by the affirmative vote of a majority of all votes entitled to be cast for the election of directors. The notice of such meeting shall state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

            Section 11. Compensation. By resolution of the board of directors, each director may be paid an annual fee as director and, in addition thereto, a fixed sum for attendance at each meeting of the board of directors and executive committee or other committees and his expenses, if any, of attendance at any such meeting. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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            Section 12. Action Without Meeting. Any action required or permitted by the Maryland General Corporation Law to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing which sets forth the action so taken is signed by each member of the board of directors and filed with the minutes of proceedings of the board of directors.

            Section 13. Meetings By Telephone. Meetings of the board of directors may be held by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at the meeting.

            Section 14. Chairman and Vice Chairman. The board of directors shall appoint from among its members a chairman and a vice chairman who shall serve at the pleasure of the board of directors. The chairman, or in his absence the vice chairman, shall preside at the meetings of the board of directors.

                                  ARTICLE III.
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

            Section 1. Appointment. The board of directors may appoint from among its members an executive committee to consist of a chairman and one or more other directors. The appointment of such committee, the delegation of authority to it or action by it under that authority shall not constitute of itself compliance by any director not a member of the committee with the standard provided in the Maryland General Corporation Law for the performance of duties by directors.

            Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that neither the executive committee nor any other committee of the board of directors appointed pursuant to Section 9 of this Article III shall have the authority to (a) authorize dividends on stock, except as permitted under the Maryland General Corporation Law; (b) issue stock, except as provided in Section 10 of this Article III; (c) recommend to the stockholders any action which requires stockholder approval; (d) amend the bylaws; or (e) approve a merger or share exchange which does not require stockholder approval.

            Section 3. Tenure. Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her appointment and until his or her successor is appointed as a member of the executive committee.

            Section 4. Meetings; Notice; Waiver. Regular meetings of the executive committee or any other committee of the board of directors appointed pursuant to Section 9 of this Article III may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of the executive committee or any such other committee may be called by any member thereof upon not less than 24 hours' notice stating the place, date and hour of the meeting. The provisions of Section 5 of Article II shall apply to the method for giving notice of special meetings of the executive committee or any such other


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committee  and to the  waiver of notice of any such  meetings.  The  notice of a meeting of the executive committee or any such other committee need not state the business proposed to be transacted at the meeting.

            Section 5. Quorum; Manner of Acting. A majority of the members of the executive committee or any such other committee shall constitute a quorum for the transaction of business at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

            Section 6. Vacancies. Any vacancy in the executive committee or any such other committee may be filled by the board of directors.

            Section 7. Resignations and Removal. Any member of the executive committee or any such other committee may be removed at any time with or without cause by the board of directors. Any member of the executive committee or any such other committee may resign as a member of the committee at any time by giving written notice to the chairman of the board or secretary of the corporation, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 8. Procedure. The chairman of the executive committee shall be the presiding officer of the executive committee. The executive committee and any such other committee shall fix its own rules of procedure which shall not be inconsistent with these bylaws. The committee shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

            Section 9. Appointment of Other Committees of the Board of Directors. The board of directors may from time to time create any other committee or committees of the board of directors and appoint members of the board of directors to serve thereon. Each member of any such committee shall hold office until the next regular annual meeting of the board of directors following his or her appointment and until his or her successor is appointed as a member of such committee. Each committee shall have one or more members and, to the extent specified by the board of directors, may exercise the powers of the board subject to the limitations set forth in Section 2 of this Article III.

            Section 10. Issuance of Stock. If the board of directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the board of directors, in accordance with that general authorization or any stock option plan or other plan or program adopted by the board of directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the board of directors under the Maryland General Corporation Law.

            Section 11. Action Without a Meeting. Any action that may be taken by the executive committee or any such other committee at a meeting may be taken without a meeting if


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a consent  in  writing  which  sets  forth the action so taken is signed by each member of the committee and filed with the minutes of proceedings of the committee.

            Section 12. Meetings By Telephone. Meetings of any committee of the board of directors may be held by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at the meeting.

                              ARTICLE IV. OFFICERS

            Section 1. Number. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may elect one or more vice presidents (the number thereof to be determined by the board of directors) and such other officers and assistant officers as may be deemed necessary.

            Section 2. Election and Term of Office. The officers of the corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. A person may hold more than one office but may not serve concurrently as both president and vice president of the corporation. Each officer shall hold office until his or her successor shall have been duly elected, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

            Section 3. Removal. The board of directors may remove any officer at any time. The election of an officer shall not of itself create contract rights, and the resignation or removal of an officer shall not affect the contract rights, if any, of the corporation or the officer.

            Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, or otherwise may be filled by the board of directors for the unexpired portion of the term.

            Section 5. President. The president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all the business and affairs of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence of the chairman or vice chairman, at all meetings of the board of directors. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of stock of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he or she shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

            Section 6. Vice Presidents. In the absence of the president, or in the event of his or her death, inability, or refusal to act, the vice president (or, in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions

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upon the  president.  Any vice  president  may sign,  with the  secretary  or an assistant secretary, certificates for shares of stock of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

            Section 7. Secretary. The secretary shall (a) keep the minutes of the stockholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and responsible for the authentication of such records;
(d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign, with the president or a vice president, certificates for shares of stock of the corporation, the issuance of which shall have been authorized by the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

            Section 8. Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. He or she shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of Article V of these bylaws; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

            Section 9. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign, with the president or a vice president, certificates for shares of stock of the corporation, the issuance of which shall have been authorized by the board of directors. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

            Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS, AND DEPOSITS

            Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation; and such authority may be general or confined to specific instances.

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            Section 2.  Loans.  No loans  shall be  contracted  on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

            Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

            Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as selected by the officer or officers authorized by the board of directors to make such selection.

                       ARTICLE VI. CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

            Section 1. Certificates for Shares. Certificates representing shares of stock of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed manually by the president or a vice president and by the secretary or an assistant secretary and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officers on a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. All certificates for shares or stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, stolen, destroyed, or mutilated certificate a new certificate may be issued therefor on such terms and indemnity to the corporation as the board of directors may prescribe.

            Section 2. Transfer of Shares. Transfer of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares of stock stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                             ARTICLE VII. AMENDMENTS

            The bylaws may be adopted, altered, or repealed solely by the board of directors.


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